UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2006

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Effective December 31, 2006, Labor Ready, Inc. (the “Company”) entered into an Executive Employment Agreement with various executive officers including the Company’s chief financial officer, Derrek Gafford, and two of its named executive officers, Wayne Larkin and Chris Burger.  In addition, the Company amended the employment agreements of three other executive officers, including its president and chief executive officer, Steven Cooper, to provide that their respective employment agreements shall be administered in a manner that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which may include delaying separation payments that would otherwise have been paid within the first 6 months after termination.  The Company also entered into a Change in Control Agreement, Non-Competition Agreement and Indemnification Agreement with the foregoing and other executive officers.

Following is a brief description of the terms and conditions of the Executive Employment Agreement, Change in Control Agreement, Non-Competition Agreement and Indemnification Agreement and the amounts payable pursuant to such agreements.  Except as specifically noted the terms and conditions of these agreements are the same for each executive.  The description of the Executive Employment Agreement below does not apply to Mr. Cooper.  Mr. Cooper’s employment agreement was previously described in a Form 8-K and such description is not repeated herein.

Executive Employment Agreement

Each Executive Employment Agreement provides for the payment of an annual base salary.  The annual base salary for each of Mr. Gafford, Mr. Larkin and Mr. Burger is $250,000.  Pursuant to the Executive Employment Agreement each executive is also eligible to receive bonuses under and subject to the bonus plan in effect for executives for the relevant year and is eligible for awards in accordance with any applicable equity plan, in each case at the discretion of the Company’s Compensation Committee and Board of Directors.

The Executive Employment Agreement does not provide for any specific or minimum term or duration and the executive’s employment is terminable at will.  However, if the Company terminates the employment of the executive without cause or if the executive terminates his employment with good reason, then, subject to the executive releasing any claims against the Company and complying with certain other obligations, the executive will be entitled to receive monthly separation payments for a period of 12 months from the termination date at a rate equal to his base monthly salary at the time of termination.  In addition, the executive will be provided with accelerated vesting in any previously awarded stock options, restricted stock and other equity awards as if the executive had worked for the Company for 12 months after the executive’s termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan or grant agreement, shall expire in accordance with the terms of such plan or grant agreement.

Each Executive Employment Agreement also contains, among other things, provisions covering duty of loyalty, non-disclosure and non-use of confidential information, assignment of inventions, non-disparagement, and compliance with law, the Company’s Code of Conduct and Corporate Governance Guidelines.

Change in Control Agreement

Each Change in Control Agreement commences on the date executed and expires on December 31, 2009, provided that beginning with January 1, 2010, the Change in Control Agreements will automatically be extended for an additional year unless either party gives notice of termination not later than September 30 of the immediately preceding year.  If a change in control (as defined in the Change in Control Agreement) occurs during the term, the term will expire on the earlier of the third anniversary of the change in control and the date of the executive’s death (such period is referred to as the “Severance Period”).  If the executive ceases to be employed prior to a change in control the agreement will expire on the date of termination.

The Change in Control Agreements are effective on the date executed, but do not become operative unless a change in control occurs.  The Company will be required to pay the amounts described below if following the occurrence of a change in control (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason.  Each of (1) and (2) is referred to in the Change in Control Agreement as a “Triggering Termination”.  In addition, if a change in control occurs and not more than 90 days prior to the date on which the change in control occurs, the executive’s employment with the Company is terminated by the Company other than for cause or the executive terminates the executive’s employment for good reason, such termination of employment will be deemed to be a termination of employment after a change in control for purposes of the Change in Control Agreement if the executive has reasonably demonstrated that such termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in connection with a change in control.  As a condition precedent to receiving any payments and benefits under the Change in Control Agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the Change in Control Agreement.

In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (A) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (B) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change in control or, if such target shall not have been established or shall be reduced after a change in control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change in control occurred).  Such amounts shall be payable as follows:  50% shall be payable within 5 business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, provided that the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code.  The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the Change in Control Agreement.

In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (1) any unpaid incentive compensation that has been earned, accrued, allocated or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (2) the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to the executive’s service during the performance period or periods that includes the date on which the change in control occurred.  Furthermore, if there is a Triggering Termination, all stock options, restricted stock and any other equity award shall become fully vested as of the date of termination.

The Change in Control Agreement also contains, among other things, provisions covering duty of loyalty, non-competition, non-solicitation/non-interference with employees, candidates or clients, non-disclosure and non-use of confidential information, and non-disparagement.

Non-Competition Agreement

The Non-Competition Agreement provides, among other things, that during the executive’s employment with the Company and for a period of 24 months following the termination of such employment for any reason, the executive shall not, directly or indirectly:

•                  employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company;

•                  seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;

•                  solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

•                  engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or

•                  do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

The Non-Competition Agreement also provides that during the executive’s employment with the Company and for a period of 12 months following the termination of such employment for any reason, the executive shall not, directly or indirectly in any business area (as defined in the Non-Competition Agreement), work for or participate in a business similar to or that competes with the business of the Company.  Within 15 days after the termination of the executive’s employment, the Company in its sole discretion may elect to extend the non-competition period from 12 months to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the Executive is entitled to receive separation payments pursuant to the Executive Employment Agreement will automatically and without further action be extended from 12 months to 24 months, except in Mr. Cooper’s case.  In Mr. Cooper’s case, if at the time of termination the period during which he is entitled to separation payments pursuant to the Executive Employment Agreement is less than 24 months, then such period will be increased to 24 months and if at the time of termination the period during which he is entitled to separation payments pursuant to the Executive Employment Agreement is 24 months or more, then such period will be extended by 1 additional month.  The Non-Competition Agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

Indemnification Agreement

Pursuant to the Indemnification Agreement, the Company agrees to hold harmless and indemnify the executive to the fullest extent permitted by law.  If the executive is made a party, or is threatened to be made a party, to or is otherwise involved in any proceeding, the Company shall hold harmless and indemnify the executive from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement if such settlement is approved in advance by the Company (collectively, “Covered Amounts”) actually and reasonably incurred by the executive in connection with the proceeding if the executive acted in good faith and in a manner the executive reasonably believed to be in, or at least not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The Company shall have the right to assume the defense of a proceeding unless the executive has reasonably concluded that there may be a conflict of interest between the Company and the executive in the defense of such proceeding.  The right to indemnification also includes the right to have the Company pay the executive’s expenses in a proceeding as such expenses are incurred and in advance of such proceeding’s final disposition.

The Company shall not provide indemnification pursuant to the Indemnification Agreement:  on account of any suit in which a final judgment is rendered against the executive for an accounting of profits made from the purchase or sale of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934; for Covered Amounts that have been paid directly to the executive by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; on account of the executive’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or RCW 23B.08.310 or any successor provision of the Washington Business Corporation Act, or a transaction from which the executive derived benefit in money, property or services to which the executive is not legally entitled, except as otherwise provided in the Indemnification Agreement; or if a final judgment by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

The Company also covenants and agrees to maintain in full force and effect a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts.  In all policies of director and officer liability insurance, the executive shall be named as an insured in such a manner as to provide the executive the same rights and benefits as are accorded to the most favorably insured of the Company’s officers.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company’s board of directors determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the executive is covered by similar insurance maintained by a parent or subsidiary of the Company; provided however that such decision shall not adversely affect coverage of director and officer liability insurance for periods prior to such decision without the unanimous vote of all directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: January 5, 2007	By:	/s/ Steven C. Cooper

Steven C. Cooper
President and Chief Executive Officer